Exhibit 99.1

Citigroup Inc.
HKD 474,000,000 5.41% Fixed Rate Notes due December 2017
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Hong Kong Dollars ("HKD")
3.	Aggregate Nominal Amount:	HKD 474,000,000
4.	Issue Price:	100.00%
5.	Specified Denominations:	HKD 500,000 per Note and increments of HKD 100,000 in excess thereof.
6.	Issue Date:	December 4, 2007
7.	Maturity Date:	December 4, 2017
8.	Interest Basis:	Annually in arrears at a fixed rate of interest from and including the Issue Date to but excluding the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
PROVISIONS RELATING TO INTEREST PAYABLE
11.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	5.41%. per annum payable annually in arrears
	(ii) Interest Payment Dates:	December 4 in each year from and including December 4, 2008 to and including the Maturity Date. Modified Following Business Day convention.
	(iii) Day Count Fraction:	Actual/365 (Fixed) (adjusted)
PROVISIONS RELATING TO REDEMPTION
12.	Final Redemption Amount of each Note:	Par
13.	Early Redemption Amount of each Note:	Par, payable on redemption for taxation reasons or on event of default.
GENERAL PROVISIONS APPLICABLE TO THE NOTES
14.	Form of Notes:	Bearer Notes.
15.	Additional Financial Centers relating to Payment Dates:	London, New York City and Hong Kong
16.	TEFRA:	The D Rules are applicable
17. Listing:	Not Applicable

OPERATIONAL INFORMATION

ISIN Code:	XS0332831055
Common Code:	033283105